Exhibit 5.2

             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

                               September 18, 1998

PECO Energy Transition Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street
Wilmington, Delaware 19801

         Re: PECO Energy Transition Trust

Ladies and Gentlemen:

         We have acted as special counsel to PECO Energy Transition Trust, a Delaware statutory business trust (the "Trust"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds (the "Transition Bonds") of the Trust to be offered from time to time as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. Each capitalized term used in this letter and not defined has the meaning given to such term in the Prospectus.

         We are familiar with the proceedings taken and proposed to be taken by the Trust in connection with the proposed authorization, issuance and sale of the Transition Bonds. In this connection, we have examined and relied upon such trust records and other documents, instruments and certificates and have made such other investigation as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

         We have relied on the opinion of Richards, Layton & Finger filed contemporaneously herewith for all matters of Delaware law.


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PECO Energy Transition Trust
September 18, 1998
Page 2

         The opinions expressed below are based on the following assumptions:

         (a) The Registration Statement on Form S-3 filed by the Trust as registrant with the Securities and Exchange Commission with respect to the Transition Bonds (the "Registration Statement") will become effective;

         (b) The proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;

         (c) Prior to the issuance of any Series or Class of Transition Bonds:

             (i) all necessary orders, approvals and authorizations for the Trust's purchase from time to time of Intangible Transition Property from PECO Energy Company, a Pennsylvania corporation, in exchange for the proceeds from the issuance of Transition Bonds will have been obtained by the Trust;

             (ii) the Indenture will have been executed and delivered by the Trust's authorized representative and The Bank of New York, as trustee;

             (iii) the Amended and Restated Trust Agreement will have been executed and delivered by George Shicora and Diana Moy Kelly, as Beneficiary Trustees, and The Bank of New York, as Issuer Trustee, Delaware Trustee and Independent Trustee;

             (iv) the maturity dates, the bond rates, the redemption provisions and the other terms of the Transition Bonds being offered will be fixed in accordance with the terms of the Indenture;

             (v) the Sale Agreement between the Trust and PECO Energy Company, as Seller, will have been executed and delivered; and

             (vi) the Master Servicing Agreement between the Trust and PECO Energy Company, as Servicer, will have been executed and delivered.

         (d) The Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

         Based on the foregoing, we are of the opinion that, when properly executed, authenticated, delivered and paid for as provided in the Indenture and upon satisfaction of all


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PECO Energy Transition Trust
September 18, 1998
Page 3

conditions contained on the Indenture and the Underwriting Agreement (a form of which is filed as Exhibit 1.1 to the Registration Statement), the Transition Bonds will be legally issued, valid and binding obligations of the Trust.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" and "Litigation" in the Prospectus included in the Registration Statement.

                               Very truly yours,

                               /s/ Ballard Spahr Andrews & Ingersoll, LLP
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